EXHIBIT 99.1

LTX-Credence Announces Fourth Quarter and Fiscal Year Results

NORWOOD, Mass., Aug. 28, 2013 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of market focused, cost-optimized ATE solutions, today announced financial results for its fourth quarter and fiscal year ended July 31, 2013.

Net sales for the quarter were $37,521,000, compared to the prior quarter net sales of $36,257,000. Net loss for the quarter was $(4,656,000), or $(0.10) per share on a GAAP basis. Excluding the impact of special items totaling $1,121,000, and amortization of purchased intangible assets of $396,000, non-GAAP net loss for the quarter was $(3,139,000), or $(0.07) per share.

For the twelve-month period ended July 31, 2013, sales were $151,982,000. Net loss was $(12,127,000), or $(0.25) per share on a GAAP basis. Excluding the net impact of special items totaling $1,776,000, and amortization of purchased intangible assets of $1,582,000, net loss for the year was $(8,769,000), or $(0.18) per share on a non-GAAP basis.

Dave Tacelli, chief executive officer and president, commented, "Our fourth quarter results were in line with our expectations. While there are specific market segments showing increasing business levels, a broad based recovery in our industry has yet to materialize. However, if the trends we see in certain market segments continue, we expect calendar year 2014 to be a growth year for the industry and our test business."

First Quarter Fiscal 2014 Outlook

For the fiscal quarter ending October 31, 2013 net sales are expected to be in the range of $31 million to $35 million. Non-GAAP net loss is expected to be in the range of $(0.14) to $(0.09) per share, assuming 48 million shares outstanding. The non-GAAP net loss guidance excludes amortization of purchased intangible assets of approximately $192,000.

The Company will conduct a conference call today, August 28, 2013, at 08:00 AM EDT to discuss this release. The conference call may be accessed via telephone by dialing (877) 853-5334. The call will be simulcast via the LTX-Credence web site http://investor.ltxc.com/events.cfm. Audio replays of the call can be heard through August 30, 2013, via telephone, by dialing (855) 859-2056; conference ID number 28666472. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://investor.ltxc.com/events.cfm.

Information About Non-GAAP Measures

LTX-Credence supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net loss for the quarter ended July 31, 2013 excludes the amortization of purchased intangible assets, restructuring charges, and other special items. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's first fiscal quarter 2014, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, management's expectations as to the future condition of LTX-Credence's industry and the overall economic environment, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "targets", "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions which impact capital spending; fluctuations in business and consumer spending; fluctuations in our product and service demand;  sole or limited sources of supply; risks related to the development, timely delivery, and market acceptance of new products, options and software applications by us and our competitors; as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading "Business Risks" in our Annual Report on Form 10-K for the fiscal year ended July 31, 2012. LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

LTX-Credence and LTXC are trademarks of LTX-Credence Corporation.
All other trademarks are the property of their respective owners.

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	July 31, 2013	July 31, 2012

Current assets
Cash and cash equivalents	$ 28,235	$ 29,446
Marketable securities	96,159	107,728
Accounts receivable - trade, net	28,102	31,182
Accounts receivable - other, net	963	740
Inventories, net	29,139	28,850
Prepaid expenses and other current assets	2,497	3,440
Total current assets	185,095	201,386

Property and equipment, net	16,647	18,229
Intangible assets, net	1,571	3,153
Goodwill	43,030	43,030
Other assets	1,258	1,270
Total assets	$ 247,601	$ 267,068

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 13,266	$ 12,734
Other accrued expenses	19,352	19,736
Deferred revenues	5,084	5,347
Total current liabilities	37,702	37,817

Other long-term liabilities	11,402	13,547
Stockholders' equity	198,497	215,704
Total liabilities and stockholders' equity	$ 247,601	$ 267,068

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2013	2012	2013	2012

Net sales	$ 37,521	$ 43,462	$ 151,982	$ 132,134
Cost of sales	17,525	19,696	71,223	63,637
Gross profit	19,996	23,766	80,759	68,497

Engineering and product development expenses	13,311	12,360	52,314	49,864
Selling, general, and administrative expenses	10,851	9,852	39,253	36,348
Amortization of purchased intangible assets	396	791	1,582	3,163
Restructuring	(179)	178	476	1,104
Income (loss) from operations	(4,383)	585	(12,866)	(21,982)

Other income, net	12	289	464	1,175
Income (loss) before provision for (benefit from) income taxes	(4,371)	874	(12,402)	(20,807)
Provision for (benefit from) income taxes	285	(482)	(275)	(938)
Net income (loss)	$ (4,656)	$ 1,356	$ (12,127)	$ (19,869)

Net income (loss) per share:

Basic	$ (0.10)	$ 0.03	$ (0.25)	$ (0.40)
Diluted	$ (0.10)	$ 0.03	$ (0.25)	$ (0.40)

Weighted average shares outstanding:

Basic	47,595	48,853	47,719	49,080
Diluted	47,595	49,459	47,719	49,080

LTX-Credence Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(unaudited)

	Three Months	Basic and Diluted	Three Months	Basic	Diluted
	Ended	Earnings	Ended	Earnings	Earnings
	July 31, 2013	Per Share	July 31, 2012	Per Share	Per Share

GAAP net income (loss)	$ (4,656)	$ (0.10)	$ 1,356	$ 0.03	$ 0.03
Amortization of purchased intangible assets	396	0.01	791	0.02	0.02
Release of income tax liabilities due to lapses in statutes of limitations	--	--	(581)	(0.01)	(0.01)
Restructuring and other	1,121	0.02	178	0.00	0.00

Non-GAAP net income (loss)	$ (3,139)	$ (0.07)	$ 1,744	$ 0.04	$ 0.04

Weighted average shares outstanding:		47,595		48,853	49,459

	Twelve Months	Basic and Diluted	Twelve Months	Basic and Diluted
	Ended	Earnings	Ended	Earnings
	July 31, 2013	Per Share	July 31, 2012	Per Share

GAAP net loss	$ (12,127)	$ (0.25)	$ (19,869)	$ (0.40)
Amortization of purchased intangible assets	1,582	0.03	3,163	0.06
Release of income tax liabilities due to lapses in statutes of limitations	--	--	(1,315)	(0.03)
Restructuring and other	1,776	0.04	1,104	0.02
Merger-related expenses	--	--	66	0.00

Non-GAAP net loss	$ (8,769)	$ (0.18)	$ (16,851)	$ (0.34)

Weighted average shares outstanding:		47,719		49,080
CONTACT: Rich Yerganian, LTX-Credence Corporation
         Tel. 781.467.5063
         Email rich_yerganian@ltxc.com